UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 10-Q

______________

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended April 30, 2011

[  ] TRANSITION REPORT PERSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to____________

Commission File No. 000-27011

ALPINE AIR EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0619518
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1177 Alpine Air Way

Provo, Utah 84601

(Address of Principal Executive Offices)

(801) 373-1508

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year,

if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ___

Accelerated filer ___

Non-accelerated filer ___

Smaller reporting company _X__

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes [  ] No [X]

APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY

PROCEEDINGS DURING THE PRECEDING FIVE YEARS

Not applicable.

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.  Yes [ ]   No [ ].

APPLICABLE ONLY TO CORPORATE ISSUERS

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: June 3, 2011 - 34,475,857 shares of common stock.

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

The condensed consolidated financial statements of Alpine Air Express, Inc., a Delaware corporation, (the “Company) and its subsidiary Alpine Aviation, Inc., a Utah corporation, as required to be filed with this 10-Q Quarterly Report were prepared by management, and commence on the following page, together with related notes. In the opinion of management, the financial statements present fairly the consolidated financial condition, results of operations, and cash flows of Alpine Air for the periods presented.

ALPINE AIR EXPRESS, INC.

  UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2011

ALPINE AIR EXPRESS, INC.

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

PAGE
Consolidated Balance Sheets at April 30, 2011 (Unaudited) and October 31, 2010 (Audited)	5

Unaudited Condensed Consolidated Statements of Income for the three and six Months ended April 30, 2011 and 2010	6
Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended April 30, 2011 and 2010	7-8

Notes to Unaudited Condensed Consolidated Financial Statements	9-12

ALPINE AIR EXPRESS, INC.

CONSOLIDATED BALANCE SHEETS

	April 30, 2011		October 31, 2010
	(Unaudited)		(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,221,813		$1,129,890
Trade accounts receivable, net	1,919,447		1,601,287
Note receivable	237,949		0
Inventories	2,323,260		1,899,293
Prepaid expenses	238,780		423,001
Deposits	64,268		38,575
Cash value life insurance	85,572		85,572
Income taxes receivable	0		16,100
Deferred tax asset, current	170,000		138,000
Total current assets	6,261,089		5,331,718
PROPERTY AND EQUIPMENT, NET	22,372,047		22,125,782
RESTRICTED CASH	0		206,433
OTHER ASSETS, NET	133,377		119,491
Total assets	$28,766,513		$27,783,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$794,038		$506,673
Income taxes payable	51,000		0
Accrued liabilities	1,167,944		1,143,751
Dividends payable	35,992		41,212
Deferred revenue	260,797		98,457
Current portion of long-term debt	1,259,000		1,286,000
Total current liabilities	3,568,771		3,076,093

DEFERRED TAX LIABILITY	2,569,000		1,947,000
LONG-TERM DEBT, net of current portion	7,147,657		7,283,335
Total liabilities	13,285,428		12,306,428

PREFERRED STOCK	6,736,960	[1]	7,465,280	[2]

STOCKHOLDERS' EQUITY:
Common stock	34,476	[3]	36,130	[4]
Additional paid-in capital	2,286,349		2,446,080
Retained earnings	6,423,300		5,535,239
Treasury stock	0	[5]	(5,733)	[6]
Total stockholders’ equity	8,744,125		8,011,716
Total liabilities and stockholders' equity	$28,766,513		$27,783,424

[1] $0.001 par value, $9.104 stated value, 1,000,000 shares authorized, 740,000 shares issued and outstanding.

[2] $0.001 par value, $9.104 stated value, 1,000,000 shares authorized, 820,000 shares issued and outstanding.

[3] $0.001 par value, 100,000,000 shares authorized, 34,475,857 shares issued and outstanding.

[4] $0.001 par value, 100,000,000 shares authorized, 36,130,141 shares issued and outstanding.

[5] Less treasury stock, 0 shares at cost.

[6] Less treasury stock, 70,660 shares at cost.

The accompanying notes are an integral part of these condensed consolidated financial statements

ALPINE AIR EXPRESS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Feb. 1, 2011 to Apr. 30, 2011	Feb. 1, 2010 to Apr. 30, 2010	Nov. 1, 2010 to Apr. 30, 2011	Nov. 1, 2009 to Apr. 30, 2010

OPERATING REVENUE:
Operations	$5,084,108	$5,038,910	$10,559,155	$10,102,317
Public services	22,378	14,125	28,905	21,044
Total operating revenues	5,106,486	5,053,035	10,588,060	10,123,361
Direct costs - Operations	3,774,944	3,585,602	7,639,053	7,198,013
Direct costs - Public services	32,080	32,553	79,589	73,367
Total direct costs	3,807,024	3,618,155	7,718,642	7,271,380
Gross profit	1,299,462	1,434,880	2,869,418	2,851,981
OPERATING EXPENSES:
General and administrative	343,672	404,359	792,118	846,068
Total operating expenses	343,672	404,359	792,118	846,068
Operating income	955,790	1,030,521	2,077,300	2,005,913
OTHER INCOME (EXPENSE):
Interest income	1,062	2,632	4,972	6,443
Interest expense	(121,075)	(182,579)	(261,228)	(385,324)
Loss on disposal of assets	0	(258)	0	(1,216)
Total other income (expense)	(120,013)	(180,205)	(256,256)	(380,097)
INCOME BEFORE TAXES AND PREFERRED STOCK DIVIDEND	835,777	850,316	1,821,044	1,625,816
Current income tax expense	48,000	0	115,000	0
Deferred income tax expense	288,000	323,150	590,000	612,150
NET INCOME	499,777	527,166	1,116,044	1,013,666
Preferred stock dividend declared	(108,269)	(118,319)	(227,983)	(240,627)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$391,508	$408,847	$888,061	$773,039

NET INCOME PER COMMON SHARE
Basic	$0.01	$0.01	$0.03	$0.02
Diluted	$0.00	$0.00	$0.01	$0.01

The accompanying notes are an integral part of these condensed consolidated financial statements.

ALPINE AIR EXPRESS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nov. 1, 2010 to April 30, 2011	Nov. 1, 2009 to April 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,116,044	$1,013,666
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets	0	1,216
Deferred tax expense	590,000	612,000
Depreciation and amortization	1,736,780	1,702,550
Stock based compensation	0	25,559
Provision for losses on accounts receivable	57,624	(13,402)
Provision for inventory obsolescence	6,000	5,402
(Increase) decrease in trade accounts receivable	(672,933)	12,758
(Increase) decrease in other assets	(24,851)	15,000
(Increase) decrease in inventories	(429,967)	(204,912)
(Increase) decrease in income taxes receivable	16,100	324
(Increase) decrease in prepaid expenses	256,344	92,655
(Increase) decrease in deposits	(25,693)	50,912
Increase (decrease) in trade accounts payable	287,365	(237,087)
Increase (decrease) in accrued liabilities	24,193	458
Increase (decrease) in deferred revenue	162,340	(117,413)
Increase (decrease) in income taxes payable	51,000	0
Net cash provided by operating activities	3,150,346	2,959,686

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,972,080)	(2,684,218)
Payments on note receivable	59,200	0
Net cash used in investing activities	(1,912,880)	(2,684,218)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on long-term debt	(734,801)	(2,128,356)
Payment on dividends payable	(233,203)	(445,360)
Payment for redemption of preferred stock	(728,320)	0
Proceeds from long-term debt	500,000	1,855,247
Change in line of credit	0	(192,854)
Common stock purchased and retired	(155,652)	(5,733)
Net cash used in financing activities	(1,351,976)	(917,056)

Net change in cash and cash equivalents	(114,510)	(641,588)

BEGINNING CASH AND CASH EQUIVALENTS	1,336,323	1,192,936

ENDING CASH AND CASH EQUIVALENTS	$1,221,813	$551,348

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	261,228	385,324
Income taxes	47,280	0

The accompanying notes are an integral part of these condensed consolidated financial statements.

ALPINE AIR EXPRESS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Non-cash investing and financing activities:

For the six months ended April 30, 2011, the Company:

•

Applied prepaid expenses to notes payable of $32,283.

•

Increased prepaid expenses by $104,406 through the issuance of debt.

•

Retired 70,660 shares of treasury stock valued at $5,733.

•

Refinanced $2,524,583 of debt.

•

Exchanged accounts receivable for a note receivable of $297,149.

For the six months ended April 30, 2010, the Company:

•

Capitalized debt issuance costs of $53,247.

•

Refinanced $1,204,803 of long-term debt.

•

Exchanged accounts receivable for a note receivable of $48,822.

The accompanying notes are an integral part of these condensed consolidated financial statements.

ALPINE AIR EXPRESS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Condensed Financial Statements – The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at April 30, 2011 and 2010 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s October 31, 2010 audited financial statements. The results of operations for the periods ended April 30, 2011 and 2010 are not necessarily indicative of the operating results for the full year.

Recently Enacted Accounting Standards – The Company’s management has evaluated the recently issued accounting pronouncements through the filing date of these financial statements and has determined that the application of these pronouncements will have no material impact on the Company’s financial position and results of operations.

NOTE 2 - TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable consist of the following:

	April 30, 2011	October 31, 2010

Trade accounts receivable Employee advances	$2,010,571 76	$1,634,205 658
Less allowance for doubtful accounts	(91,200)	(33,576)
	$1,919,447	$1,601,287

NOTE 3 – NOTE RECEIVABLE

The Company has an unsecured note receivable from a current equipment lessee due in monthly installments of $45,000, bearing interest at 0%, and maturing on September 10, 2011. As of April 30, 2011 the outstanding balance is $237,949.

NOTE 4 - PREPAID EXPENSES

Prepaid expenses consist of the following:

	April 30, 2011	October 31, 2010

Prepaid expenses and credits	$70,086	$110,493
Prepaid other taxes Prepaid insurance Prepaid training	52,754 111,599 4,341	37,197 271,797 3,514
	$238,780	$423,001

ALPINE AIR EXPRESS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - INVENTORIES

Inventories consist of the following:

	April 30, 2011	October 31, 2010

Aircraft parts	$2,039,769	$1,660,923
Work in process	243,228	229,235
Fuel	62,872	25,744
Allowance for obsolescence	(22,609)	(16,609)
	$2,323,260	$1,899,293

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	Estimated life in years	April 30, 2011	October 31, 2010
Building and improvements	10 - 40	$1,369,559	$1,369,559
Aircraft	[15]	20,808,518	20,318,537
Engines	7 - 10	14,393,873	13,017,789
Equipment	3 - 10	312,809	295,758
Furniture and fixtures	3 - 10	338,204	338,204
Vehicles	5 - 7	127,648	126,913
		37,350,611	35,466,760
Less: accumulated depreciation and amortization		(14,978,564)	(13,340,978)
		$22,372,047	$22,125,782

NOTE 7 – LONG TERM DEBT

Long term debt consists of the following:

	April 30, 2011	October 31, 2010

Note payable issued on August 19, 2009 for $2,524,200 due August 19, 2012.Current interest rate of 6.5%. Secured by four aircraft Reg #N154GA, N99GH, N326CA, and N239AL and personally guaranteed by an officer/shareholder.	1,903,689	2,097,256

Note payable originally issued on January 7, 2010 for $2,700,000 due January 7, 2016 and refinanced on March 11, 2011 increasing the principal by $500,000 and now due March 7, 2016. Original interest rate of 7.147% was refinanced to 6.641%. Secured by four aircraft Reg #N172GA, N125BA, N219VP, and N198GA.	3,008,629	2,576,151

Unsecured note payable issued on May 4, 2010 for $400,775 due February 1, 2011. Interest rate of 7.78%.

Note payable issued on June 11, 2010 for $3,087,407 due June 11, 2015. Interest rate of 5.865%. Secured by four aircraft, Reg #N114AX, N127BA, N24BH, and N950AA.

	- 2,780,232	136,190 2,964,757

Unsecured note payable issued on December 16, 2010 for $104,406 due August 1, 2011. Interest rate of 7.98%.	35,259	-
Capital Lease Obligations	678,848	794,981
	8,406,657	8,569,335
Less current portion	(1,259,000)	(1,286,000)
Long-term portion	$7,147,657	$7,283,335

ALPINE AIR EXPRESS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of Series A $.001 par value preferred stock. The preferred stock provides for monthly dividends at an annual rate of 6.5%. As of April 30, 2011 and October 31, 2010 there were 740,000 and 820,000 shares, respectively, issued and outstanding. This preferred stock is convertible at any time by the holder until December 1, 2011 based on the current market price of the Company’s stock. The Company can redeem the preferred stock any time and the Holder can call for redemption of the preferred stock any time after December 1, 2011 at a liquidation value of $9.104 per share.

During the period ending April 30, 2011, the Company redeemed 80,000 shares of the preferred stock at its stated value of $9.104 per share for a total of $728,320.

NOTE 9 - INCOME PER COMMON SHARE

The following data show the amounts used in computing net income per common share:

                                                             For Three Months Ended                                 For Six Months Ended

                                                                            April 30,                                                         April 30,

	2011	2010	2011	2010
Net income available to common shareholders	$391,508	$408,847	$888,061	$773,039
Weighted average number of common shares used in basic EPS	34,866,848	36,271,461	35,473,438	36,271,461

Dilutive effect of preferred stock Dilutive effect of stock options	58,244,611 -	78,307,133 -	67,708,141 -	68,072,462 -
Weighted average number of common shares and dilutive potential common stock used in diluted EPS	93,111,459	114,578,594	103,181,579	104,343,923

NOTE 10 – CONCENTRATIONS

U.S. Postal Service Contracts - The Company receives the majority of its revenues from contracts with the U.S. Postal Service (USPS).  For the six months ended April 30, 2011 and 2010, the revenues from contracts with the USPS represented 66% and 69% of total revenues, respectively.  At April 30, 2011 and October 31, 2010, accounts receivable from the USPS totaled $1,013,361 and $966,855, or 50% and 60%, respectively. The contracts currently in effect for USPS routes will expire in September 2015 for mainland US operations. The loss of contracts with this customer would have a material negative effect on the operations of the Company.

ALPINE AIR EXPRESS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company operates its aircraft under a certificate which allows it to accumulate time between overhauls (TBO) in excess of manufacturer's recommendations.  The Company regularly inspects its engines.  A majority of the engines used by the Company have accumulated TBO in excess of manufacturer's recommendations.

One allegation and one proposed penalty have been put forth by the Federal Aviation Administration (FAA) and are currently being reviewed by the Company. Management has assessed the probability and has estimated and accrued a reasonable amount to cover any penalties the Company may incur. None of these assertions have resulted in any enforcement action against the Company, nor does the Company expect any actions as a result of the allegations.

NOTE 12 – SUBSEQUENT EVENTS

On May 4, 2011 the Company entered into an agreement with a shareholder to purchase 105,000 shares of Common Stock for $10,500.

On May 25, 2011 the Company Board of Directors approved a one-time redemption of 20,000 shares of Series A 6.5% Preferred Stock of Alpine Air held by Mallette Holdings, LLLP to be redeemed at its stated value of $9.104 per share. The Company redeemed the preferred shares on June 1, 2011.

Alpine Air Express has evaluated subsequent events through the date the financial statements were issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

Item 2.   Management's Discussion and Analysis of Financial Condition and Results of Operations.

General.

Alpine Aviation Inc. operates two business divisions. The operations division provides air cargo transportation services in the United States in Montana, North Dakota, and South Dakota (66% of revenue). In addition to air cargo transportation, the Company flies charters for other cargo carriers (25% of revenue), and leases passenger aircraft to other air carriers (9% of revenue). The public division segment provides maintenance service on aircraft owned and operated by third parties (less than 1% of revenue), and operates a First Officer training program (less than 1% of revenue).

     During the three months ended April 30, 2011, cargo volumes were higher (5%) when compared to the same period last year. The Company carried 2,177 tons of cargo this quarter in 2011 compared to 2,066 tons in the same quarter in 2010.

     In 2009 the Company was successful in its attempts to renew the Montana/South Dakota/North Dakota contract with the US Postal Service. The contract began in 2009 and runs for six years through 2015. In the future, if the Company were unable to renew this contract, it would have a significant impact on earnings and revenues. However, management has had substantial success in renewing contracts with the USPS over the past 20 years. The Company is also under contract with a major US cargo carrier until 2013.

     The current US Postal Service contract includes a per pound rate increase over previous contracts as well as a monthly fuel cost adjustment. The Company continues to experience moderate rising costs. Fuel, insurance, aircraft maintenance, and repairs place a demand on the Company’s cash resources, however, management has been exceptionally proactive in containing and reducing operating costs in order to better maximize the use of cash resources.

Liquidity and Capital Resources

April 30, 2011 and October 31, 2010.

Historical Source of Cash and Capital Expenditures:

     The Company has a working capital position on April 30, 2011 of $2,692,318, as compared to working capital on October 31, 2010, of $2,255,625. The increase in working capital has been the direct result of an $929,371 increase in current assets coupled with an increase of $492,678 in current liabilities. The Company presently has no material off-balance sheet financing arrangements.

     Total assets increased to $28,766,513 on April 30, 2011 from $27,783,424 on October 31, 2010. Total liabilities increased to $13,285,428 from $12,306,428 during the same period.  Stockholders' equity has also increased a total of $732,409, from $8,011,716 to 8,744,125 for October 31, 2010 and April 30, 2011, respectively.

     For the six months ended April 30, 2011 the Company had a net profit from operations before income taxes and preferred stock dividends of $1,821,044. This is an increase of $195,228 from the previous year’s net income of $1,625,816. Depreciation and amortization expense for the six months ending April 30, 2011 was $1,736,780 for an increase of $34,230 over last year.

    During the six months ended April 30, 2011, the Company’s tax net operating loss carryforward decreased by $1,666,000 and deferred taxes totaled $590,000.

     Investing activities for the six months ended April 30, 2011, primarily consisted of the purchases of property and equipment of $1,972,080.

     For the six months ended April 30, 2010, net cash used in financing activities was $1,351,976. The subsequent use of these funds was the retiring of $734,801 of long-term debt, the payment of preferred stock dividends of $233,203, the redemption of $155,652 of Common Stock of the Company, and the redemption of $728,320 of Preferred Stock of the Company. The Company also received $500,000 from the refinance of a note payable.

     For the six months ended April 30, 2011 and April 30, 2010, net decreases in cash and cash equivalents were $114,510 and $641,588, and ending cash and cash equivalents were $1,221,813 and $551,348, respectively.

Cash Requirements:

The following table summarizes the Company’s contractual obligations as of April 30, 2011:

	Total	One Year	2-5 Years	After 5 Years

Long-term debt principal	$7,727,809	$1,011,997	$6,715,812	$-
Capital leases principal	678,848	246,489	432,359	-
Interest payments	1,527,003	509,316	1,017,687	-
Operating leases	466,493	62,857	155,186	248,450
Dividend payment of preferred shares	2,043,691	437,902	1,605,789	-
Total	$12,443,844	$2,268,561	$9,926,833	$248,450

Future Capital Expenditures:

The Company, as of April 30, 2011, had no open commitments to purchase additional aircraft.

Results of Operations.

    Three months ended April 30, 2011 and 2010.

Operating Revenue

     During the three months ended April 30, 2011 total operating revenues were $5,106,486, representing a 1%

increase over 2010 revenues for the same period of $5,053,035. The following tables summarize Alpine Air’s operating revenue and associated percentage-of-change for the periods indicated.

	Three months ended April 30, 2011	Three months ended April 30, 2010	2011 over 2010 Change
Operating Revenue:
Operations
Mail revenue	$3,532,898	$3,435,931	3%
Contract cargo revenue and ad-hoc charters	1,257,538	1,131,214	11%
Aircraft leasing	293,672	471,765	(38)%
Total operations	5,084,108	5,038,910	1%
Public services
First officer	550	10,515	(95)%
Maintenance	21,828	3,610	505%
Total public services	22,378	14,125	58%
Total operating revenue	$5,106,486	$5,053,035	1%

	Three months ended April 30, 2011	Three months ended April 30, 2010	2011 over 2010 Change
Operating Revenue:
Operations
Mail revenue	69%	68%	1%
Contract cargo revenue and ad-hoc charters	25%	23%	2%
Aircraft leasing	6%	9%	(3)%
Total operations	100%	100%	-
Public services
First officer	Less than 1%	Less than 1%	-
Maintenance	Less than 1%	Less than 1%	-
Total public services	Less than 1%	Less than 1%	-
Total operating revenue	100%	100%	-

     Direct Costs

     Total direct costs increased to $3,807,024 from $3,618,155 for the three months ending April 30, 2011 and 2010, respectively. This increase is mainly due to an increase of $230,636 in fuel expense that occurred because of an increase in overall fuel prices and additional charter flights flown during 2011. Depreciation and amortization expense for the three months ended April 30, 2011 decreased to $817,532 from $849,151 during the same period in 2010. This decrease was due to an decrease in engine times for aircraft leases to third parties and offset by an increase in depreciation on major engine and airframe component overhauls capitalized in 2010 and 2011. The following table summarizes the Company’s direct costs and the associated percentages-of-change for the periods indicated.

	Three months ended April 30, 2011	Three months ended April 30, 2010	2011 over 2010 Change
Direct Costs:
Operations
Depreciation and amortization	$817,532	$849,151	(4)%
Other direct costs	2,957,412	2,736,451	8%
Total operations	3,774,944	3,585,602	5%
Public services
Total public services	32,080	32,553	(2)%
Total direct costs	$3,807,024	$3,618,155	5%

Operating Expenses

     Operating expenses decreased to $343,672 from $404,359 for the three months ended April 30, 2011 and 2010, respectively. This small decrease was due mainly to the timing and payment of a bonus paid to the general manager. The following table summarizes Alpine Air’s operating expenses and the associated percentages-of-change for the periods indicated.

	Three months ended April 30, 2011	Three months ended April 30, 2010	2011 over 2010 Change
Operating Expenses:
General and administrative	$343,672	$404,359	(15)%
Total operating expenses	343,672	404,359	(15)%

     Interest Income

     Interest income for the three months ended April 30, 2011 decreased to $1,062 from the amount at April 31, 2010 of $2,632. This decrease in interest income is due to an decrease in interest rates earned on interest bearing accounts.

Interest Expense

     Total interest expense for the three months ended April 30, 2011 and 2010 was $121,075 and $182,579, respectively. This decrease in interest expense is due to a refinance of a capital lease to a note payable with more favorable terms.

Gain (Loss) on Disposal of Assets

     Gain (loss) on disposal of assets for the three months ended April 30, 2011 changed to $0 from $(258) as of April 30, 2010. This increase is due to no sales or dispositions of assets occurring during the current quarter versus a small loss on asset sales for the same quarter last year.

Income Tax Expense

     The provision for income tax expense for the three months ended April 30, 2011 and 2010 was $336,000 and $323,150, respectively. The small increase in income taxes as a percentage of income before taxes of 40.2% in 2011 and 38.0% in 2010 was due to state income taxes.

Net Income

     For the three months ended April 30, 2011 and 2010, income before preferred dividends was $499,777 and $527,166, or $0.01 per share and $0.01 per share, respectively. For the same periods net income available to shareholders was $391,508 and $408,847, or $0.01 per share and $0.01 per share, respectively. The difference for both years presented is $108,269 and $118,319, respectively ($0.00 and $0.00 per share, respectively), which is related to dividends declared on preferred stock.

     Six months ended April 30, 2011 and 2010.

Operating Revenue

     During the six months ended April 30, 2011 total operating revenues were $10,588,060, representing an 5% increase over 2010 revenues for the same period of $10,123,361. The following tables summarize Alpine Air’s operating revenue and associated percentage-of-change for the periods indicated.

	Six months ended April 30, 2011	Six months ended April 30, 2010	2011 over 2010 Change
Operating Revenue:
Operations
Mail revenue	$6,961,074	$6,935,326	<1%
Contract cargo revenue and ad-hoc charters	2,646,480	2,353,719	12%
Aircraft leasing	951,601	813,272	17%
Total operations	10,559,155	10,102,317	5%
Public services
First officer	4,239	13,301	(68)%
Maintenance	24,666	7,743	219%
Total public services	28,905	21,044	37%
Total operating revenue	$10,588,060	$10,123,361	5%

	Six months ended Six 30, 2011	Six months ended April 30, 2010	2011 over 2010 Change
Operating Revenue:
Operations
Mail revenue	66%	69%	(3)%
Contract cargo revenue and ad-hoc charters	25%	23%	2%
Aircraft leasing	9%	8%	1%
Total operations	100%	100%	-
Public services
First officer	Less than 1%	Less than 1%	-
Maintenance	Less than 1%	Less than 1%	-
Total public services	Less than 1%	Less than 1%	-
Total operating revenue	100%	100%	-

     Direct Costs

     Total direct costs increased to $7,718,642 from $7,271,380 for the six months ending April 30, 2011 and 2010, respectively. This increase is mainly due to an increase of $411,857 in fuel expense that occurred because of an increase in overall fuel prices and additional charter flights flown during 2011. Depreciation and amortization expense for the six months ended April 30, 2011 increased to $1,736,780 from $1,702,550 during the same period in 2010. The following table summarizes the Company’s direct costs and the associated percentages-of-change for the periods indicated.

	Six months ended April 30, 2011	Six months ended April 30, 2010	2011 over 2010 Change
Direct Costs:
Operations
Depreciation and amortization	$1,736,780	$1,702,550	2%
Other direct costs	5,902,273	5,495,463	7%
Total operations	7,639,053	7,198,013	6%
Public services
Total public services	79,589	73,367	8%
Total direct costs	$7,718,642	$7,271,380	6%

Operating Expenses

     Operating expenses decreased to $792,118 from $846,068 for the six months ended April 30, 2011 and 2010, respectively. This small decrease was due mainly to a decrease in bad debt expense of $49,453. The following table summarizes Alpine Air’s operating expenses and the associated percentages-of-change for the periods indicated.

	Six months ended April 30, 2011	Six months ended April 30, 2010	2011 over 2010 Change
Operating Expenses:
General and administrative	$792,118	$846,068	(6)%
Total operating expenses	792,118	846,068	(6)%

     Interest Income

     Interest income for the six months ended April 30, 2011 decreased to $4,972 from the amount at April 30, 2010 of $6,443. This decrease in interest income is due to a decrease in interest rates earned on interest bearing accounts.

Interest Expense

     Total interest expense for the six months ended April 30, 2011 and 2010 was $261,228 and $385,324, respectively. This decrease in interest expense is due to a refinance of a capital lease to a note payable with more favorable terms.

Gain (Loss) on Disposal of Assets

     Gain (loss) on disposal of assets for the six months ended April 30, 2011 changed to $0 from $(1,216)  as of April 30, 2010. This increase is due to no sales or dispositions of assets occurring during the current quarter versus a small loss on asset sales for the same period last year.

Income Tax Expense

     The provision for income tax expense for the six months ended April 30, 2011 and 2010 was $705,000 and $612,150 respectively. The small increase in income taxes as a percentage of income before taxes of 38.7% in 2011 and 37.7% in 2010 was due to state income taxes.

Net Income

     For the six months ended April 30, 2011 and 2010, income before preferred dividends was $1,116,044 and $1,013,666, or $0.03 per share and $0.03 per share, respectively. For the same periods net income available to shareholders was $888,061 and $773,039, or $0.03 per share and $0.02 per share, respectively. The difference for both years presented is $227,983 and $240,627, respectively ($0.00 and $0.01 per share, respectively), which is related to dividends declared on preferred stock.

Off-balance sheet arrangements

We have no off balance sheet arrangements during the quarter ended April 30, 2011.

Forward Looking Statements.

Statements made in this Form 10-Q which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business of the Company, including, without limitation, (i) our ability to retain existing commercial relationships and to obtain additional profitable sources of revenue, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, in addition to those contained in the Company's reports on file with the SEC: general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, legislation or regulatory requirements, the economic condition of the U.S. Postal

Service, changes in the air cargo, charter and leasing industries, demand for air cargo, charter and leasing services, competition, changes in the quality or composition of the Company's services, our ability to develop profitable new sources of revenue, changes in accounting principals, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company's operations, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk.

Not applicable to smaller reporting companies.

Item 4.  Controls and Procedures.

Management’s report on disclosure controls and procedures.

As of the end of the period covered by this Quarterly Report, we carried out an evaluation, under the supervision and with the participation of our CEO and Principal Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our CEO and Principal Financial Officer concluded that information required to be disclosed is recorded, processed, summarized and reported within the specified periods and is accumulated and communicated to management, including our CEO and Principal Financial Officer, to allow for timely decisions regarding required disclosure of material information required to be included in our periodic Securities and Exchange Commission reports. Our disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives and our CEO and Principal Financial Officer have concluded that our disclosure controls and procedures are effective to a reasonable assurance level of achieving such objectives. However, it should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote. In addition, we reviewed our internal controls over financial reporting, and there have been no changes in our internal controls or in other factors in the last fiscal quarter that have materially affected our internal controls over financial reporting.

Changes in internal control over financial reporting

The Company had no changes in internal control over financial reporting during the quarter ended April 30, 2011.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

Not applicable.

Item 1A. Risk Factors.

Not applicable to smaller reporting companies.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Recent Sales of Unregistered Securities

During the quarter ended April 30, 2011, we did not issue any unregistered securities.

Use of Proceeds of Registered Securities

We had no proceeds from the sale of registered securities during the quarter ended April 30, 2011.

Purchases of Equity Securities by Us and Affiliated Purchasers

SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

Period	(a) Total Number of Shares (or Units) Purchased	(b) Average Price Paid per Share (or Unit)	(c) Total Number of Shares (or Units) Purchased as Part of Publicly Announced Plans or Programs	(d) Maximum Number (or Approximate Dollar Value) of Shares (or Units) that may yet be Purchased Under the Plans or Programs
Month #1 February 1, 2011 through February 28, 2011	1,512,964 shares of Alpine Air Express, Inc. from SCS, Inc.	$.099	None	None
Month #2 March 1, 2011 through March 31, 2011	None	None	None	None
Month #3 April 1, 2011 through April 30, 2011	None	None	None	None
Total	1,512,964	$.099	None	None

Item 3. Defaults Upon Senior Securities.

None; not applicable.

Item 4. (Removed and Reserved).

Item 5. Other Information.

(a)

On May 4, 2011, which is subsequent to the end of the period covered by this Report, the Company entered into an agreement with a shareholder to purchase 105,000 shares of Common Stock for $10,500.

 On May 25, 2011, which is subsequent to the end of the period covered by this Report, the Company’s Board of Directors approved a one-time redemption of 20,000 shares of Series A 6.5% Preferred Stock of Alpine Air held by Mallette Holdings, LLLP to be redeemed at its stated value of $9.104 per share. The Company redeemed the preferred shares on June 1, 2011.

 Alpine Air Express has evaluated subsequent events through the date the financial statements were issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

(b)

During the quarterly period ended April 30, 2011, there were no changes in the procedures by which security holders may recommend nominees to the Company’s Board of Directors.

Item 6. Exhibits

(a) Exhibits and index of exhibits.

         31.1              302 Certification of Eugene R. Mallette

         31.2              302 Certification of Rick C. Wood

         32                 906 Certification

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALPINE AIR EXPRESS, INC.

Date:	06/13/11	By:	/s/Eugene R. Mallette
Eugene R. Mallette
Chief Executive Officer and Director

Date:	06/13/11	By:	/s/Rick C. Wood
Rick C. Wood
Principal Financial Officer

Date:	06/13/11	By:	/s/Max A. Hansen
Max A. Hansen
Secretary/Treasurer and Director

Date:	06/13/11	By:	/s/Joseph O. Etchart
Joseph O. Etchart
Chairman

Date:	06/13/11	By:	/s/Ronald L. Pattison
Ronald L. Pattison
Director